Exhibit 10.15

SECOND AMENDMENT TO EXECUTIVE SEVERANCE AGREEMENT

This Second Amendment to the Amended and Restated Executive Severance Agreement (“Agreement”), dated March 1, 2006 by and between Robert A. Fehlman (“Executive”) and Simmons First National Corporation (“Company”), is made and entered to be effective on March 27, 2009, WITNESSETH:
WHEREAS, the Company is anticipating participation in the Troubled Asset Relief Program - Capital Purchase Program (“CPP”);
WHEREAS, the American Recovery and Reinvestment Act of 2009 and the Emergency Economic Stabilization Act of 2008 (collectively the “Acts”) imposes certain restrictions on payments to senior executive officers upon their departure from an entity participating in the CPP (“Termination Payment Limitations”);
WHEREAS, individuals to whom the Termination Payment Limitations may apply may vary from time to time based upon the compensation of the individual and other factors,
NOW, THEREFORE, the parties hereto desire to amend the Agreement to comply with the terms and conditions of Acts and the regulations and guidelines issued thereunder as set forth below.
1.    Addition of New Section 2.9. The Agreement is hereby amended by adding at the end of Article 2, LIMITATION UNDER CPP, a new Section 2.9·
2.9 Limitation under CPP. Notwithstanding any other provisions in this Agreement, if, and so long as, the Company is a participant in the Troubled Assets Relief Program - Capital Purchase Program (“CPP”), no payments or other benefits hereunder shall accrue or become payable to the Executive if such payment or other benefit is prohibited under the CPP or any laws regulations or guidelines applicable to participants in the CPP. Further, in the event any such payment or other benefit, while not prohibited, shall be restricted or limited under the CPP or any laws regulations or guidelines applicable to participants in the CPP, then all such payments or other benefits hereunder shall be modified to provide for the payment or other benefit to be made only as restricted or limited by the CPP or any laws regulations or guidelines applicable to participants in the CPP.
2.    Continuation. The Agreement is hereby modified to reflect the terms of this Amendment, and shall continue in full force and effect, as so amended All other provisions of the Agreement, not specifically modified herein, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this instrument to be effective on the date provided above.

SIMMONS FIRST NATIONAL CORPORATION

By:	/s/ John L. Rush
Secretary

By:	/s/ Robert A. Fehlman
Robert A. Fehlman